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                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                                                    Ref: cc62686

                                                                    20 June 2002

                      CONSENT OF THE REGISTRAR OF COMPANIES

                 TO: RANDGOLD RESOURCES LIMITED (THE "COMPANY")

CONSENT IS HEREBY GRANTED pursuant to Article 6 of the Companies (General Provisions) (Jersey) Order 1992 (the "Order") to the circulation by the Company of a Form F-4 Registration Statement and an Offer to Exchange Prospectus in respect of the exchange of existing Global Depositary Shares into American Depositary Shares pursuant to the exchange offer substantially in the form of the documents submitted by Ogier & Le Masurier to the Jersey Financial Services Commission under cover of a letter dated 20 June 2002, notwithstanding that the said Form F-4 Registration Statement and Offer to Exchange prospectus do not comply in every respect with the requirements of paragraph 1 of Article 6 of the Order as disclosed in a Memorandum of Compliance prepared by Ogier & Le Masurier and sent to the Jersey Financial Services Commission under cover of a letter dated 20 June 2002.

This consent shall not come into effect until copies of the Form F-4 Registration Statement and the Offer to Exchange Prospectus signed by, or on behalf of all of the Directors of the Company have been delivered to me. This condition shall be deemed to be satisfied upon delivery to me of a facsimile copy of the Form F-4 Registration Statement and the Offer to Exchange Prospectus signed by, or on behalf of, all of the Directors of the Company.

Copies of the Form F-4 Registration Statement and the Offer to Exchange Prospectus in their final printed form signed by, or on behalf of, all of the Directors of the Company shall be delivered to me within fourteen days of the effective date of this consent.


/s/ R. Bignell


R. Bignell
Deputy Registrar of Companies